Exhibit 10.27



                                   PROMISSORY NOTE



          COUNTY OF HILLSBOROUGH
          STATE OF NEW HAMPSHIRE


               For value received, American Electromedics Corporation, Inc., a Delaware Corporation, (hereafter called the "Maker")
          promises to pay to   Sovereign Partners, LP
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          (hereafter called "Holder") at   Executive Pavilion,
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          90 Grove Street, Ridgefield, CT 06877 or at such other place as
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          the Holder may designate from time to time in writing without grace, the principal sum of $600,000,00 U.S. Dollars (Six-hundred thousand dollars U.S.).

          The agreed upon interest rate is 10% per annum.

               Retirement of this note will be no later than November 25, 1998, and the remaining value of this note shall become immediately due and payable upon demand by the Holder no later then November 25, 1998.

               Maker agrees to grant Holder a security interest in any and all assets of Maker including without limitation, all tangible and intangible assets, all real and personal property, furniture fixtures and equipment, transferable insurance policies, all accounts and notes receivable, loan contracts, business records, contracts, licenses, and bank or other deposits thereunder which have been made by or granted to Maker in connection with its business, and all other property including intellectual property. Maker agrees to execute any and security instruments required by Holder, including without limitation assignment of all Maker's notes and accounts receivable portfolio to Holder as security on this indebtedness in a form to Holder's satisfaction and to execute any and all further documents to perfect Holder's security interest in said assets described above.

               Maker agrees to pay the cost Holder incurs to collect this note in the event of default, including Holder's attorneys fees of ten (10%) percent of principal and interest.

               Time is of the essence of this Agreement.

               Maker agrees that, should it file for protection under state or federal bankruptcy laws, Maker will agree to immediately to execute a consent order allowing Holder to obtain relief from any stay for Holder to exercise any and all enforcement or foreclosure rights available to Holder to satisfy the indebtedness.

               This  23rd  of September 1998.
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          American Electromedics Corporation, Inc.
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          /s/ Michael T. Pieniazek
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          By:  President



          /s/ Debra A. Illegible
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          By:  Witness